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                                                                    Exhibit 23.4
                              Arthur Andersen LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Platinum Technology, Inc. on Form S-8 of our reports for Softool Corporation dated August 29, 1995 (except with respect to the matter discussed in Note 14, as to which the date is November 17,
1995) and included in Platinum Technology, Inc.'s Form 10-K for the year ended December 31, 1996 and included in the current report on Form 8-K of Platinum Technology, Inc.


                                            /s/ ARTHUR ANDERSEN LLP
                                                ARTHUR ANDERSEN LLP


Los Angeles, California
January 26, 1998